Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

AV HOMES, INC.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of AV Homes, Inc. (the “Issuer”) made pursuant to the prospectus dated                 , 2017 (the “Prospectus”), if certificates for the 6.625% Senior Notes due 2022 of the Issuer (the “Outstanding Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust, National Association, as exchange agent (the “Exchange Agent”), prior to midnight, New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal (or facsimile thereof) must be received by the Exchange Agent prior to midnight, New York City time, on the Expiration Date. Holders of Outstanding Notes who have previously validly delivered a notice of guaranteed delivery pursuant to the procedures outlined above and as further described in the Prospectus are not required to use this form. Holders of Outstanding Notes who have previously validly tendered Outstanding Notes for exchange or who validly tender Outstanding Notes for exchange in accordance with this Notice may withdraw any Outstanding Notes so tendered at any time prior to the Expiration Date. See the Prospectus under the heading “The Exchange Offer” for a more complete description of the tender and withdrawal provisions. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offer:

Wilmington Trust, National Association

By registered, certified or regular mail or overnight courier:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

By facsimile transmission

(for eligible institutions only):

(302) 636-4139

Attention: DTC Desk

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Outstanding Notes Tendered:*

$

Certificate Nos. (if available):

Total Principal Amount Represented by Outstanding Note Certificate(s):

$

If Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

*	Must be in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(s)

Name(s):

Capacity:

Address(es):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Outstanding Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code	(Please Type or Print)

Area Code and Phone No.:	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.